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                                                                     EXHIBIT 5.1


                                LATHAM & WATKINS
                                Attorneys at Law
                       633 West Fifth Street, Suite 4000
                      Los Angeles, California  90071-2007
                            Telephone (213) 485-1234
                               Fax (213) 891-8763


                                  July 1, 1996




Beverly Enterprises, Inc.
5111 Rogers Ave., Suite 40-A
Ft. Smith, Arkansas  72919-1000

                 Re: $200,000,000 Aggregate Offering Price of Securities of Beverly Enterprises, Inc.

Ladies and Gentlemen:

                 We have examined the registration statement on Form S-3 (No. 333-03517) (the "Registration Statement") being filed by you (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $200,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) one or more series of shares of preferred stock, par value $1 per share (the "Preferred Stock"), (iii) shares of common stock, par value $.10 per share (the "Common Stock"), or (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the "Securities." Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock.





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Beverly Enterprises, Inc.                                            EXHIBIT 5.1
July 1, 1996
Page 2


                 The Senior Debt Securities (the "Senior Debt Securities") will be issued pursuant to a senior indenture (the "Senior Indenture") between the Company and a trustee named therein (the "Senior Trustee"). The subordinated Debt Securities (the "Subordinated Debt Securities) will be issued pursuant to a subordinated indenture (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures") between the Company and a trustee named therein (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

                 In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                 We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                 We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.





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Beverly Enterprises, Inc.                                            EXHIBIT 5.1
July 1, 1996
Page 3



                 Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

                 Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                 1. The Senior Indenture has been duly and validly authorized by the Company, and, upon execution and delivery by the Company (assuming due authorization, execution and delivery thereof by the Senior Trustee) will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 2. When the Senior Debt Securities have been duly established by the Senior Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Senior Debt Securities), duly authenticated by the Senior Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Senior Indenture and as contemplated by the Registration Statement or the applicable Prospectus Supplement and such resolution, the Senior Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                 3. The Subordinated Indenture has been duly and validly authorized by the Company, and, upon execution and delivery thereof by the Company (assuming due authorization, execution and delivery thereof by the Subordinated Trustee) will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 4. When the Subordinated Debt Securities have been duly established by the Subordinated Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Subordinated Debt Securities), duly authenticated by the Subordinated Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement, the applicable Prospectus Supplement and such resolution, the Subordinated Debt Securities will constitute





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Beverly Enterprises, Inc.                                            EXHIBIT 5.1
July 1, 1996
Page 4


         legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                 5. The Company has the authority pursuant to its Restated Certificate of Incorporation to issue up to 25,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Restated Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

                 6. The Company has authority pursuant to its Certificate of Incorporation to issue up to 325,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                 7. When the Warrants have been duly established by the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the applicable Prospectus Supplement and by such resolution, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                 The opinions set forth in paragraphs 1 through 4 and paragraph 7 above relating to the enforceability of the Debt Securities, the Indentures, and the Warrants are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding





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Beverly Enterprises, Inc.                                            EXHIBIT 5.1
July 1, 1996
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therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of the waiver of rights or defenses contained in Section 4.4 of each of the Indentures; and (v) the manner by which the acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                 To the extent that the obligations of the Company under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee is duly qualified to engage in the activities contemplated by each Indenture; that each Indenture (at the time of execution and delivery thereof by each Trustee) will have been duly authorized, executed and delivered by such Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under each Indenture, with all applicable laws and regulations; and that each Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                 To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that each Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Warrant Agent is duly qualified to engage in the activities contemplated by each Warrant Agreement; that each Warrant Agreement has been duly authorized, executed and delivered by a Warrant Agent and constitutes the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that each Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the applicable Warrant Agreement, with all applicable laws and regulations; and that each Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement.

                 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.





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Beverly Enterprises, Inc.                                            EXHIBIT 5.1
July 1, 1996
Page 6


                 This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                   Very truly yours,